                                                                Morgan Lewis
                                                               COUNSELORS AT LAW



Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA  19103-2921

Tel.  215.963.5000

Fax: 215.963.5299

www.morganlewis.com


September 27, 2001
                                                                       Exhibit 5
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Florsheim Group Inc.
200 N. LaSalle Street
Chicago, Illinois  60601


Re: Florsheim Group Inc. - Form S-8 Registration Statement Relating to the Florsheim Group Inc. 1994 Stock Option Plan, as Amended and Restated
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Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 1,000,000 shares of Common Stock, without par value (the "Common Stock"), of the Florsheim Group Inc. (the "Company"), which may be issued pursuant to Florsheim Group Inc. 1994 Stock Option Plan, as Amended and Restated, the "Plan"). We have examined copies of the Company's Restated Certificate of Incorporation, By-Laws, resolutions adopted by the board of directors and stockholders and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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